Exhibit 4.1

PUGET ENERGY, INC.,

AS ISSUER

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

Dated as of June 15, 2012

$450,000,000

5.625% Senior Secured Notes due 2022

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) is made as of the 15th day of June, 2012, by and between PUGET ENERGY, INC., a Washington corporation, as issuer (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”):

WHEREAS, the Company has heretofore entered into an Indenture, dated as of December 6, 2010 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented, including by this Third Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of senior secured notes may at any time be established by the Board of Directors in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of senior secured notes which shall contain certain transfer restrictions as described herein and a new series of senior secured notes which shall not contain such transfer restrictions;

WHEREAS, the Company may (i) propose an exchange offer whereby the holders of such restricted senior secured notes may exchange such securities for non-restricted senior secured notes in accordance with the procedures described herein or (ii) file a shelf registration statement with the Commission whereby the holders of such restricted senior secured notes could transfer such notes freely upon the effectiveness of such registration statement; and

WHEREAS, all things necessary to authorize the execution and delivery of this Third Supplemental Indenture and make it a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

5.625% SENIOR NOTES DUE 2022

SECTION 1.01    Establishment. There is hereby established a new series of senior secured notes to be issued under the Indenture, to be designated as the Company’s 5.625% Senior Secured Notes due 2022 (the “Initial Notes”), and a new series of senior secured notes to be issued under the Indenture upon an exchange of the Initial Notes to be designated as the Company’s 5.625% Exchange Senior Secured Notes due 2022 (the “Exchange Notes”, and, collectively, with the Initial Notes, the “Notes”).

There are to be authenticated and delivered $450,000,000 principal amount of Initial Notes and $450,000,000 principal amount of Exchange Notes, and such principal amount of Notes may be increased from time to time pursuant to Section 3.01 of the Original Indenture. All Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes. Any such additional Notes will have the same interest rate, maturity and other terms as those initially issued. No Notes shall be authenticated and delivered in excess of the principal amount as so increased, except as provided by Sections 2.03, 3.05, 3.06, 4.06 and 11.06 of the Original Indenture and the terms of this Third Supplemental Indenture. The Notes shall be issued in definitive fully registered form.

The form of the Trustee’s Certificate of Authentication for the Notes shall be substantially in the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 1.02    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Additional Interest” means all interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“Change of Control Date” has the meaning specified in Section 1.10(a).

“Change of Control Purchase Date” has the meaning specified in Section 1.10(a).

“Change of Control Purchase Notice” has the meaning specified in Section 1.10(c).

“Change of Control Purchase Price” has the meaning specified in Section 1.10(a).

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Distribution Compliance Period” means the distribution compliance period provided by Rule 903(b)(e)(ii)(A) as promulgated by the Commission under the Securities Act.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

“Exchange Offer” means the offer that may be made pursuant to the Registration Rights Agreement by the Company to exchange the Initial Notes for the Exchange Notes.

“Interest Payment Date” means January 15 and July 15 of each year, commencing on January 15, 2013.

“Non-U.S. Person” mean a Person who fails to qualify as a U.S. Person, as such term is defined in Role 902 promulgated by the Commission under the Securities Act.

“Purchase Date” has the meaning specified in Section 1.10(a).

“QIB” means Qualified Institutional Buyer as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of June 15, 2012 among the Company and the Initial Purchasers named therein, or any other Registration Rights Agreement executed in connection with the issuance of Initial Notes after the date hereof, as the case may be.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” has the meaning specified in Section 1.05(b).

“Regulation S Permanent Global Note” has the meaning specified in Section 1.05(b).

“Regulation S Temporary Global Note” has the meaning specified in Section 1.05(b).

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on January 1 or July 1 immediately preceding such Interest Payment Date.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” has the meaning specified in Section 1.05(a).

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Stated Maturity” means July 15, 2022.

SECTION 1.03    Payment of Principal and Interest.

(a) The principal of the Notes shall be due at Stated Maturity. The unpaid and outstanding principal amount of the Notes, and any overdue installment of interest thereon to the extent permitted by law, shall bear interest at the rate of 5.625% per year until paid or made available for payment, such interest to accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the date hereof. Interest and Additional Interest, if any, shall be paid semi-annually in arrears on each Interest Payment Date, commencing on January 15, 2013, to the Person in whose name the Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the holders on such Regular Record Date and may be paid as provided in Section 3.07 of the Original Indenture.

(b) Payments of interest on the Notes will include interest, and Additional Interest, if any, accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

(c) Payment of the principal, premium, if any, and interest and Additional Interest, if any, due at the Stated Maturity of, or on a Redemption Date for, the Notes shall be made upon surrender of the Notes at the Corporate Trust Office. The principal of and interest on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least fifteen (15) days prior to the date for payment by the Person entitled thereto.

SECTION 1.04    Denominations. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 1.05    Form of Notes.

(a) Notes initially offered and sold to qualified institutional investors in reliance on Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A hereto (referred to collectively as the “Rule 144A Global Note”). The Rule 144A Global Note shall be deposited on the date of the closing of the sale of the Notes with, or on behalf of, the Depositary and registered in the name of Cede & Co., as nominee of the Depositary. Interests in the Rule 144A Global Note shall be available for purchase only by QIBs.

(b) Notes offered and sold in offshore transactions to Non-U.S. Persons in reliance on Regulation S shall initially be issued in the form of one or more temporary Global Notes in definitive, fully registered form, without interest coupons, substantially in the form of Exhibit A hereto (referred to collectively as the “Regulation S Temporary Global Note”). Beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in a corresponding Global Note in permanent form (referred to as the “Regulation S Permanent Global Note” and referred to together with the Regulation S Temporary Global Note as the “Regulation S Global Notes”) within a reasonable period after the expiration of the Distribution Compliance Period upon the certification required by Regulation S. Each Regulation S Global Note shall be deposited upon issuance with, or on behalf of, a custodian for the Depositary in the manner described in Section 1.05(a) for credit to the respective accounts of the purchasers, or to other accounts as they may direct, at Euroclear or Clearstream. Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Temporary Global Note may only be held through Euroclear or Clearstream, as indirect participants in the Depositary, unless exchanged for interests in the Rule 144A Global Note, in accordance with the transfer and certification requirements provided by Section 1.06.

(c) Except as otherwise provided herein, the Rule 144A Global Note and the Regulation S Global Note may be transferred, in whole and not in part, solely to another nominee of the Depositary or to a successor of the Depositary or its nominee. Owners of beneficial interests in the Global Notes will not be considered the Holders thereof for any purpose under the Indenture, and beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described in Section 1.06. The rights of Holders of such Global Note shall be exercised only through the Depositary.

Any beneficial interest in a Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

A Global Note shall be exchangeable for Notes registered in the names of Persons other than the Depositary or its nominee only in accordance with Section 2.03 of the Original Indenture. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct and Notes issued in exchange for Rule 144A Global Notes and Regulation S Global Notes pursuant to the preceding sentence will bear, and be subject to, the legends relating to restrictions on transfer required by Section 1.07.

SECTION 1.06    Transfer and Exchange.

(a) Transfer Restrictions. The Initial Notes, and those Exchange Notes with respect to which any Person described in Sections 1.07(c)(i), (ii) or (iii) is the beneficial owner, may not be transferred except in compliance with the applicable legends contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law.

No service charge will be made for any transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (i) to issue, transfer or exchange any Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice identifying the Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (ii) to transfer or exchange any Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Note redeemed in part.

(b) Transfers under Regulation S Global Note.

(i) Prior to the expiration of the Distribution Compliance Period, a transfer of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C annexed hereto from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them. After the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may be transferred without requiring the certification set forth in Exhibit C annexed hereto or any additional certification.

(ii) Prior to or on the expiration of the Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or another agent member of Euroclear and Clearstream acting for and on behalf of them, unless exchanged for interests in a Rule 144A Global Note in accordance with the certification requirements hereof. During the Distribution Compliance Period, interests in a Regulation S Global Note, if any, may be exchanged for interests in the Rule 144A Global Note only in accordance with the certification requirements described in this Section 1.06.

(iii) As used in the preceding two paragraphs of this Section 1.06(b), the term “transfer” encompasses any sale, transfer or other disposition of any Notes referred to herein except for transfers from any Holder to an Affiliate of such Holder; provided that such transferring Holder shall deliver a letter to the Trustee stating that the transferee is an Affiliate of such Holder. The Trustee shall be entitled to conclusively rely on and be fully protected in its reliance on such letter.

(c) Transfers of Regulation S Global Note to Rule 144A Global Note. Prior to the expiration of the Distribution Compliance Period, a transfer of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D annexed hereto from the transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

(d) Exchange of Initial Notes for Exchange Notes. The Initial Notes may be exchanged for Exchange Notes pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

The Company shall present the Trustee with an Officer’s Certificate certifying the following:

(i) upon issuance of the Exchange Notes, the transactions contemplated by the Exchange Offer have been consummated; and

(ii) the principal amount of Initial Notes properly tendered in the Exchange Offer that are represented by a Global Note or by Global Notes and the principal amount of Initial Notes properly tendered in the Exchange Offer that are represented by individual Notes, the name of each Holder of such individual Initial Notes, the principal amount properly tendered in the Exchange Offer by each such Holder and the name and address to which individual Exchange Notes shall be registered and sent for each such Holder.

The Trustee, upon receipt of (i) such Officer’s Certificate, (ii) an Opinion of Counsel to the Company addressed to the Trustee of the Notes to the effect that the Exchange Notes have been registered under Section 5 of the Securities Act, and the Indenture has been qualified under the Trust Indenture Act and (iii) a Company Order, shall authenticate a Global Note or Global Notes for Exchange Notes in aggregate principal amount equal to the aggregate principal amount of Initial Notes represented by a Global Note or by Global Notes indicated in such Officer’s Certificate as having been properly tendered.

If the principal amount of the Global Note or Global Notes for the Exchange Notes is less than the principal amount of the Global Note or Global Notes for the Initial Notes, the Trustee shall make an endorsement on such Global Note or Global Notes for Initial Notes indicating a reduction in the principal amount represented thereby.

SECTION 1.07    Legends.

(a) Except as permitted by Sections 1.07(b) and (c) or as otherwise determined by the Company in accordance with applicable law, each Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

(b) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pursuant to Section 1.07(a) pertaining to restrictive legends on such Initial Notes shall cease to apply.

(c) The Company shall issue, and the Trustee shall authenticate upon a Company Order, Exchange Notes in exchange for Initial Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legends required by Section 1.07(a), in each case unless the Holder of such Initial Notes is either (i) a broker-dealer who purchased such Initial Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) a Person participating in the distribution of the Initial Notes or (iii) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company.

SECTION 1.08    Defeasance. The provisions of Article Six of the Original Indenture shall apply to the Notes.

SECTION 1.09    Redemption at the Option of the Company.

(a) At any time prior to April 15, 2022, the Notes shall be redeemable, at the sole option of the Company, in whole at any time or in part from time to time, at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed and (ii) an amount equal to the sum of the present values of the remaining scheduled payments for principal of and interest, and Additional Interest, if any, on the Notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in the case of each of (i) and (ii), accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, such Redemption Date.

(b) At any time on or after April 15, 2022, the Notes shall be redeemable, at the sole option of the Company, in whole at any time or in part from time to time, at 100% of the principal amount being redeemed plus accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, , or their respective successors, or if any such firm is unwilling or unable to serve as such, an independent investment banking institution of national standing appointed by the Company.

“Reference Treasury Dealer” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor, J.P. Morgan Securities LLC or its successor, and a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC or its successor and (ii) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(c) The Company shall notify the Trustee in writing of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price or confirming the accuracy thereof. Notwithstanding Section 4.04 of the Original Indenture, such notice need not set forth the Redemption Price but only the manner of calculation thereof.

SECTION 1.10    Change of Control.

(a) In the event of any Change of Control Repurchase Event (the effective date of such Change of Control Repurchase Event being the “Change of Control Date”) each Holder of the Notes will have the right, at such Holder’s option, subject to the terms and conditions herein, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes (a “Change of

Control Offer”) on a date selected by the Company that is no earlier than sixty (60) days nor later than ninety (90) days (the “Purchase Date”) after the mailing of written notice by the Company of the occurrence of such Change of Control Repurchase Event, at a repurchase price payable in cash equal to 101% of the principal amount of such Notes plus accrued interest, if any, and Additional Interest, if any, thereon to the Purchase Date (the “Change of Control Purchase Price”).

(b) Within thirty (30) days after the Change of Control Date, the Company shall mail to each Holder of a Note a notice regarding the Change of Control Repurchase Event, which notice shall state:

(i) that a Change of Control Repurchase Event has occurred and that each such Holder has the right to require the Company to repurchase all or any part of such Holder’s Notes at the Change of Control Purchase Price;

(ii) the Change of Control Purchase Price;

(iii) the Purchase Date;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all Notes accepted for payment pursuant to the Change of Control Repurchase Event will cease to accrue interest after the Purchase Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Repurchase Event shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(vii) the procedures to withdraw a Holder’s election to have any Notes repurchased pursuant to the Change of Control Repurchase Event; and

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

(c) To exercise its right to have any Notes repurchased pursuant to a Change of Control Repurchase Event, a Holder must deliver a written notice (the “Change of Control Purchase Notice”) to the Paying Agent at the Corporate Trust Office or any other office of the Paying Agent maintained for such purposes, not later than thirty (30) days prior to the Purchase Date. The Change of Control Purchase Notice shall state:

(i) the portion of the principal amount of any Notes to be repurchased, which shall be a minimum of $2,000 and in integral multiples of $1,000 in excess thereof;

(ii) that such Notes are to be repurchased by the Company pursuant to this Section 1.10; and

(iii) unless the Notes are represented by one or more Global Notes, the certificate numbers of the Notes to be repurchased.

(d) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

(e) Any Change of Control Purchase Notice may be withdrawn by a Holder by a written notice of withdrawal delivered to the Paying Agent not later than three (3) business days prior to the Purchase Date. The notice of withdrawal shall state the principal amount and, if applicable, the certificate numbers of the Notes as to which the withdrawal notice relates and the principal amount, if any, that remains subject to a Change of Control Purchase Notice.

(f) If the Paying Agent holds money sufficient to pay the Change of Control Purchase Price of a Note on the Business Day following the Purchase Date for such Note, then, on and after such date, interest on such Note will cease to accrue, whether or not such Note is delivered to the Paying Agent, and all other rights of the Holder of such Note shall terminate (other than the right to receive the Change of Control Purchase Price upon delivery of such Note).

(g) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1.10 by virtue of such compliance.

(h) Notwithstanding anything to the contrary in this Section 1.10, the Company shall not be required to make Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) notice of redemption has been given pursuant to Section 1.09 unless and until there is a default in payment of the applicable Redemption Price.

(i) Notwithstanding anything to the contrary in this Section 1.10, no Note may be repurchased by the Company as a result of a Change of Control Repurchase Event if there shall have occurred and be continuing an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to the Notes).

(j) The following terms shall have the following meanings in this Section 1.10:

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), other than the Permitted Holders, becomes the “beneficial owners” (as used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company or otherwise;

(ii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) to any person other than the Permitted Holders shall have occurred, or the Company merges, consolidates or amalgamates with or into any other person or any other person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation and (y) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction;

(iii) during any period, individuals who at the beginning of such period constituted the Board of Directors (for so long as the Amended and Restated Bylaws of the Company, dated February 6, 2009 (as amended from time to time, the “Bylaws”) are in effect, together with any replacement or new directors appointed to such Board of Directors in accordance with the terms of the Bylaws, and to the extent the terms of the Bylaws are no longer in effect, together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(iv) the Company’s stockholders shall have approved any plan of liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Investment Grade” means BBB- or higher by Standard & Poor’s and Baa3 or higher by Moody’s, or the equivalent of such ratings by Standard & Poor’s or Moody’s or, if either Standard & Poor’s or Moody’s shall not make a rating on the Notes publicly available, another Rating Agency.

“Investors” means (i) Macquarie Infrastructure Partners I, (ii) Macquarie Infrastructure Partners II, (iii) Macquarie Capital Group Limited, (iv) Macquarie-FSS Infrastructure Trust, (v) the Canada Pension Plan Investment Board, (vi) the British Columbia Investment Management Corporation, (vii) the Alberta Investment Management Corporation and (viii) each of their respective Affiliates (not including, however, any portfolio companies of any of the Investors). For purposes of the preceding sentence, the term “portfolio companies” does not include, without limitation, (i) any investment fund or investment vehicle managed or co-managed by any Investor or by any of such investment funds’ or investment vehicles’ Affiliates or (ii) any direct or indirect non-operating subsidiary of any Investor.

“Permitted Holders” means each of the Investors and members of management of the Company (or its direct or indirect parent) who are holders of Voting Stock of the Company (or any of its direct or indirect parent companies) on the issue date of the Notes and any “group” (as such term is used in Section 13(d) and 14(d) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of a majority of the total voting power of the Voting Stock of the Company.

“Rating Agency” means each of Standard & Poor’s and Moody’s or, if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors), which shall be substituted for Standard & Poor’s or Moody’s, or both, as the case may be.

“Ratings Event” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes). Notwithstanding the foregoing, if the rating of the Notes by each of the Rating Agencies is Investment Grade, then “Ratings Event” means a decrease in the ratings of the Notes by one or more gradations (including gradations within categories as well as between rating categories) by each of the Rating Agencies such that the rating of the Notes by each of the Rating Agencies falls below Investment Grade on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which 30-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies and the other Rating Agency has either downgraded, or publicly announced that it is considering downgrading, the Notes).

“Voting Stock” means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or persons performing similar functions).

Section 1.11    Rule 144A Reporting Requirement. Upon request therefor, the Company shall provide to prospective Holders of the Initial Notes, all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Note that remains Outstanding is a “restricted security” with the meaning of Rule 144(a)(3) under the Securities Act.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.01    Recitals by the Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 2.02    Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.03    Executed in Counterparts. This Third Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.04    New York Law to Govern. This Third Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.05     Valid and Binding Obligation. This Third Supplemental Indenture, upon execution and delivery by the parties hereto, constitutes a valid and binding obligation of the Company or the Trustee, as applicable, enforceable against the Company or the Trustee, as applicable, in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity and except as rights to indemnification may be limited by applicable law.

[Signature page immediately follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

PUGET ENERGY, INC.

as Issuer

By:	/s/ Donald E. Gaines
Name:	Donald E. Gaines
Title:	Vice President Finance & Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

[INCLUDE IF NOTE IS A GLOBAL NOTE: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PUGET ENERGY, INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN THE NAMES OF PERSONS OTHER THAN DTC OR ITS NOMINEE ONLY IF (I) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS A DEPOSITARY FOR SUCH GLOBAL NOTE, OR IF AT ANY TIME DTC CEASES TO BE A CLEARING AGENCY REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AT A TIME WHEN DTC IS REQUIRED TO BE SO REGISTERED TO ACT AS SUCH DEPOSITARY AND, IN EACH CASE, NO SUCCESSOR DEPOSITARY SHALL HAVE BEEN APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (II) THE COMPANY IN ITS SOLE DISCRETION DETERMINES THAT SUCH GLOBAL NOTE SHALL BE SO EXCHANGEABLE, OR (III) THERE SHALL HAVE OCCURRED AN EVENT OF DEFAULT WITH RESPECT TO THE NOTES. ANY GLOBAL NOTE THAT IS EXCHANGEABLE PURSUANT TO THE PRECEDING SENTENCE SHALL BE EXCHANGEABLE FOR NOTES REGISTERED IN SUCH NAMES AS THE DEPOSITARY SHALL DIRECT AND NOTES ISSUED IN EXCHANGE FOR RULE 144A GLOBAL NOTES AND REGULATION S GLOBAL NOTES PURSUANT TO THE PRECEDING SENTENCE, SHALL BEAR, AND BE SUBJECT TO, THE LEGENDS RELATING TO RESTRICTIONS ON TRANSFER REQUIRED BY THE INDENTURE RELATING HERETO.]

[INCLUDE IF THIS NOTE IS A REGULATION S GLOBAL NOTE: THE NOTES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S.]

THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF PUGET ENERGY, INC. (THE “COMPANY”) THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT

OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.

BECAUSE OF THE FOREGOING RESTRICTIONS, PURCHASERS ARE ADVISED TO CONSULT LEGAL COUNSEL PRIOR TO MAKING ANY RESALE, PLEDGE OR TRANSFER OF ANY OF THE NOTES. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CUSIP: [            ]

ISIN: [            ]

PUGET ENERGY, INC.

5.625% Senior Secured Note due 2022

Principal Amount:	$[ ] or such other principal sum set forth in the Schedule of Exchanges of Interests attached hereto

Regular Record Date:	January 1 or July 1 immediately preceding the Interest Payment Date

Original Issue Date:	June 15, 2012

Stated Maturity:	July 15, 2022

Interest Payment Dates:	January 15and July 15, beginning on January 15, 2013

Interest Rate:	5.625% per annum

Authorized Denominations:	$2,000 or any integral multiple of $1,000 in excess thereof

No. [ ]	$[ ]

Puget Energy, Inc., a Washington corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [            ], or registered assigns, the principal sum of [            ] DOLLARS ($[            ]) or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above, commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (this “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banks New York, New York are authorized or obligated by law or executive order to remain closed or a day on which the Trustee’s Corporate Trust Office is closed for business.

Payment of the principal, premium, if any, and interest due at the Stated Maturity or earlier redemption of this Note shall be made upon surrender of this Note at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

The unpaid principal amount of this Note shall bear interest at the rate per annum set forth above.

The Company has entered into a Registration Rights Agreement dated [                ], 2012 with the Initial Purchasers described therein (the “Registration Rights Agreement”). Holders of the Initial Notes shall have all the rights set forth in the Registration Rights Agreement.

From and after the date on which a Registration Default (as defined in the Registration Rights Agreement) occurs, the interest rate payable on this Note shall increase (in addition to the interest rate set forth above) and additional interest reflecting such increase shall accrue with respect to this Note, as described in the Registration Rights Agreement, until but not including the date on which all such Registration Defaults shall be cured and cease to exist (and provided no other Registration Default with respect to this Note shall then be continuing), at the rate of one quarter of one percent (0.25%) per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by one quarter of one percent (0.25%) per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed one percent (1.00%) per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, as though the interest rate set forth above had been increased by such applicable percentage per annum.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

PUGET ENERGY, INC.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Secured Notes of the Company, issued and issuable in one or more series under an Indenture, dated as of December 6, 2010, as supplemented, including by the Third Supplemental Indenture dated as of June 15, 2012 (collectively, the “Indenture”), between the Company and Wells Fargo Bank, National Association, to which Indenture reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Senior Secured Notes issued thereunder and of the terms upon which said Senior Secured Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as 5.625% Senior Secured Notes due July 15, 2022(the “Senior Secured Notes”) in aggregate principal amount of up to $450,000,000, subject to increase as provided for in the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture.

The Notes are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Senior Secured Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Secured Notes of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Senior Secured Notes of each series, on behalf of the Holders of all Senior Secured Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. Without notice to or the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes for the purpose of curing any ambiguity, or of curing, correcting, or supplementing any defective provision thereof or hereof, or in any manner that the Company and the Trustee may determine that is not inconsistent with the Indenture and the Notes and will not adversely affect the interests of any Holder.

The Indenture contains certain covenants, including without limitation, covenants with respect to liens and mergers, consolidations and certain transfers of assets. The Company must furnish to the Trustee annual statements as to the Company’s compliance with such limitations in accordance with the terms of the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Senior Secured Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Secured Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Secured Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Wells Fargo Bank, National Association, Attention: Corporate Trust Office.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note, or exchanges of a part of another Global Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

B-1

EXHIBIT C

FORM OF RULE 144A NOTE TO REGULATION S NOTE TRANSFER CERTIFICATE

Wells Fargo Bank, National Association

608 2nd Ave.

South Minneapolis, MN 55479

Attention: Bondholders Communicator

Re:  Puget Energy, Inc. 5.625% Senior Secured Notes due 2022(the “Notes”)

Reference is hereby made to the Indenture dated as of December 6, 2010 between Puget Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, as supplemented, including by the Third Supplemental Indenture dated as of June 15, 2012 (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$             principal amount of the Notes which are held in the form of the Rule 144A Global Note (CUSIP No.             ) with the Depositary in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest for an interest in the Regulation S Global Note (CINS No.             ) to be held with [Euroclear Bank S.A./N.V., as operator of Euroclear] [Citibank, N.A., as operator of Clearstream] (Common Code             ) through the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer or exchange has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify:

(1) the offer of the Notes was not made to a person in the United States or for the account or benefit of a person in the United States (other than an initial purchase of the Notes),

[(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]*

[(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

(3) no directed selling efforts have been made in contravention of the requirements or Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:

Title:
Dated:

cc:	Puget Energy, Inc.

*Insert one of these two provisions, which come from the definition of “offshore transactions” in Regulation S.

C-2

EXHIBIT D

FORM OF REGULATION S NOTE TO RULE 144A NOTE TRANSFER CERTIFICATE

Wells Fargo Bank, National Association

608 2nd Ave.

South Minneapolis, MN 55479

Attention: Bondholders Communicator

Re:  Puget Energy, Inc. 5.625% Senior Secured Notes due 2022 (the “Notes”)

Reference is hereby made to the Indenture dated as of December 6, 2010 between Puget Energy, Inc. and Wells Fargo Bank, National Association, as Trustee, as supplemented, including by the Third Supplemental Indenture dated as of June 15, 2012 (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$                     principal amount of the Notes which are held in the form of the Regulation S Global Note (CINS No.             ) with the Depositary in the name or for the account of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer or exchange of such beneficial interest for an interest in the Rule 144A Global Note (CUSIP No.                     ).

The transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest will be subject to the restrictions on transfer enumerated in the legend printed on the 144A Global Note and in the Indenture and the Securities Act.

D-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:

Title:
Dated:

cc:	Puget Energy, Inc.

[ ]

D-2